                                                                      Exhibit 11

                                   CORE, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE

                                    FOR THREE MONTHS ENDED JUNE 30,       FOR THE SIX MONTHS ENDED JUNE 30,
                                          1996       1997                         1996        1997
                                   ------------------------------------------------------------------------
PRIMARY:
Average shares outstanding          4,840,000    7,231,000                     4,840,000        7,214,000

Shares issuable on assumed
 exercise of dilutive
 options and warrants -
 based on treasury stock
 method using average
 market price                         901,000      550,000                       901,000          583,000
                                   ------------------------------------------------------------------------
Totals                              5,741,000    7,781,000                     5,741,000        7,797,000
                                   ========================================================================
Net income                         $  499,082   $  683,330                    $1,036,766       $  823,401
                                   ========================================================================
Net income per common share        $     0.09   $     0.09                    $     0.18       $     0.11
                                   ========================================================================
                                    FOR THREE MONTHS ENDED JUNE 30,       FOR THE SIX MONTHS ENDED JUNE 30,
                                          1996       1997                         1996        1997
                                   ------------------------------------------------------------------------
FULLY DILUTED:
Average shares outstanding          4,840,000    7,231,000                     4,840,000        7,214,000

Shares issuable on assumed
 exercise of dilutive
 options and warrants -
 based on the treasury
 stock method using the
 ending market price                  901,000      656,000                       901,000          636,000
                                   ------------------------------------------------------------------------
Totals                              5,741,000    7,887,000                     5,741,000        7,850,000
                                   ========================================================================

Net income                         $  499,082   $  683,330                    $1,036,766       $  823,401
                                   ========================================================================
Net income per common share        $     0.09   $     0.09                    $     0.18       $     0.10
                                   ========================================================================